OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
        OAKWOOD ACCEPTANCE CORP. -  SERVICER
        REMITTANCE REPORT
        REPORTING MONTH:  May-00

                                             Scheduled Principal Balance of Contracts
-------------------------------------------------------------------------------------------------------------
Beginning                                                                                   Ending             Scheduled
Principal            Scheduled         Prepaid             Liquidated       Contracts       Principal          Gross
Balance              Principal         Principal           Principal        Repurchased     Balance            Interest
------------------------------------------------------------------------------------------------------------------------------------
275,942,541.51       (309,270.43)     (568,270.63)        (517,269.02)         0.00        274,547,731.43      2,190,964.11
====================================================================================================================================

                       Scheduled                                   Amount
Servicing              Pass Thru             Liquidation           Available for
Fee                    Interest              Proceeds              Distribution
--------------------------------------------------------------------------------
229,952.12           1,961,011.99            327,772.15           3,396,277.32
================================================================================

                                            Certificate Account
----------------------------------------------------------------------------------------------------------------------------------
       Beginning                        Deposits                                           Investment            Ending
        Balance              Principal           Interest           Distributions           Interest             Balance
----------------------------------------------------------------------------------------------------------------------------------
      875,916.85         1,390,794.94          2,128,385.70       (3,936,234.26)           2,716.59            461,579.82
==================================================================================================================================

                          P&I Advances at Distribution Date
--------------------------------------------------------------------------------
      Beginning             Recovered               Current             Ending
       Balance               Advances              Advances             Balance
--------------------------------------------------------------------------------
     1,907,292.53         (1,690,770.23)         1,595,348.51       1,811,870.81
================================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH: May-00

Class B Crossover Test                                                             Test Met?
-----------------------------------------------------------------------------------------------
(a) Remittance date on or after March 2004                                            N


(b) Average 60 day Delinquency rate <=             5.5%                               Y




(d) Cumulative losses do not exceed the following

percent of the intitial principal balance of all Certificates

               MAR 2004 - AUG 2005                   7%                               N
               SEP 2005 - AUG 2006                   8%                               N
               SEP 2006 - FEB 2008                 9.5%                               N
               10.5 THEREAFTER                    10.5%                               N


(e) Current realized loss ratio <=                3.00%                               Y

(f) Does subordinated cert. percentage equal or
     exceed                                     46.375%
     of stated scheduled pool balance

               Beginning M balances                           36,270,000.00

               Beginning B balances                           33,248,000.00

               Overcollateralization                          13,601,000.00
                                                       ---------------------
                                                              83,119,000.00
               Divided by beginning pool
               balance                                       275,942,541.51
                                                       ---------------------
                                                                    30.122%           N
                                                       =====================
 Average 60 day delinquency ratio:

                             Over 60s         Pool Balance         %
                       ---------------------------------------------------

 Current Mo              10,544,085.38       274,547,731.43     3.84%
 1st Preceding Mo         9,533,724.16       275,942,541.51     3.45%
 2nd Preceding Mo         8,563,865.64       277,669,179.45     3.08%
                                                 Divided by       3
                                                             -------------
                                                                3.46%
                                                             =============





Cumulative loss ratio:

                         Cumulative losses      719,169.16
                                           -----------------
Divided by Initial Certificate Principal    302,250,407.75     0.238%
                                                            =============


Current realized loss ratio:

                      Liquidation                   Pool
                             Losses                Balance
                      --------------------------------------

Current Mo                 189,496.87       275,942,541.51
1st Preceding Mo           237,111.49       277,669,179.45
2nd Preceding Mo           167,674.09       279,580,003.58
                      --------------------------------------
                           594,282.45       277,730,574.85     0.856%
                                                            =============

OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:  May-00

                                                                 Delinquency Analysis

                                              31 to 59 days                      60 to 89 days             90 days and Over

              No. of    Principal                         Principal                Principal                  Principal
              Loans     Balance              #            Balance         #        Balance           #        Balance
          -----------------------------------------------------------------------------------------------------------------
Non Repos     5,777     269,639,319.35      111       4,240,349.85       50      1,781,613.43       78       3,951,212.07
    Repos       124       4,908,412.08        2          97,152.20        5        220,315.69      117       4,590,944.19
          -----------------------------------------------------------------------------------------------------------------
    Total     5,901     274,547,731.43      113       4,337,502.05       55      2,001,929.12      195       8,542,156.26
          =================================================================================================================
                                                                                         0.00


                                                                             Repossession Analysis
                                               Active Repos                 Reversal       Current Month
                    Total Delinq.              Outstanding                (Redemption)        Repos                Cumulative Repos

                          Principal              Principal             Principal             Principal                Principal
             #            Balance         #      Balance          #     Balance      #       Balance          #       Balance
          -------------------------------------------------------------------------------------------------------------------------
Non Repos  239        9,973,175.35      124     4,908,412.08      0      0.00      29       1,183,260.67     192       7,153,761.16
    Repos  124        4,908,412.08
          --------------------------
    Total  363       14,881,587.43
          ==========================

           6.2%               5.42%
          ==========================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:  May-00

REPOSSESSION LIQUIDATION REPORT

                                     Liquidated                                                                        Net

   Account    Customer               Principal      Sales           Insur.        Total          Repossession      Liquidation
   Number      Name                  Balance      Proceeds         Refunds      Proceeds          Expenses          Proceeds
------------------------------------------------------------------------------------------------------------------------------------
  1978097 SHAWN CARROLL              29,120.24    22,000.00      3,135.76       25,135.76         6,295.00          18,840.76
  1984509 EDDIE A SHEPPARD           12,619.77       500.00         91.14          591.14         1,100.00            (508.86)
  1988443 JAMES P MILLWOOD           21,346.71    20,100.00        538.25       20,638.25         6,238.00          14,400.25
  1993666 FEDERICO CARBAJAL          32,693.09    27,500.00      2,447.31       29,947.31         6,460.00          23,487.31
  1996388 DEBORAH L RANDALL          35,069.93    31,900.00      1,244.70       33,144.70         6,592.00          26,552.70
  1997360 DEBORAH L DANESE           69,920.41    63,750.00      1,686.43       65,436.43        10,582.50          54,853.93
  2003317 JUAN R CORDOVA             58,064.72    57,150.00      1,302.06       58,452.06        10,384.50          48,067.56
  2010676 SILAS R ASHER              35,584.73    33,400.00      1,929.66       35,329.66         6,637.00          28,692.66
  2019032 DAVID L WEINRICH II        47,791.71    46,250.00      2,467.07       48,717.07        10,057.50          38,659.57
  2028660 LILAH T COMBS              11,271.97     5,100.00        112.46        5,212.46         1,100.00           4,112.46
  2034775 TERRY EPPS                  9,523.88     1,000.00      1,476.95        2,476.95         1,100.00           1,376.95
  1999093 ALLEN O KEISLER            53,602.92    49,740.00      2,490.78       52,230.78        10,162.20          42,068.58
  2010239 DENNIS K SMITH             41,304.76    33,000.00      3,053.35       36,053.35         6,625.00          29,428.35
  2019560 PAM STROPE                 49,757.91    49,750.00          0.00       49,750.00        10,162.50          39,587.50
  2006575 HOLLIE M PERRIN             9,596.27         0.00          0.00            0.00             0.00               0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                                                                                     0.00                                0.00
                               -----------------------------------------------------------------------------------------------------
                                    517,269.02    41,140.00     21,975.92      463,115.92        93,496.20         369,619.72
                               =====================================================================================================


                                            Net           Current

   Account    Customer             Unrecov.                             Pass Thru      Period Net        Cumulative
   Number      Name               Advances             FHA Ins          Proceeds       Gain/(Loss)      Gain/(Loss)
------------------------------------------------------------------------------------------------------------------------------
  1978097 SHAWN CARROLL           3,558.78              0.00          15,281.98       (13,838.26)
  1984509 EDDIE A SHEPPARD        1,882.20              0.00          (2,391.06)      (15,010.83)
  1988443 JAMES P MILLWOOD        2,161.25              0.00          12,239.00        (9,107.71)
  1993666 FEDERICO CARBAJAL       1,718.83              0.00          21,768.48       (10,924.61)
  1996388 DEBORAH L RANDALL       2,734.12              0.00          23,818.58       (11,251.35)
  1997360 DEBORAH L DANESE        4,938.88              0.00          49,915.05       (20,005.36)
  2003317 JUAN R CORDOVA          4,412.47              0.00          43,655.09       (14,409.63)
  2010676 SILAS R ASHER           2,545.52              0.00          26,147.14        (9,437.59)
  2019032 DAVID L WEINRICH II     3,868.97              0.00          34,790.60       (13,001.11)
  2028660 LILAH T COMBS           2,718.46              0.00           1,394.00        (9,877.97)
  2034775 TERRY EPPS              2,543.76              0.00          (1,166.81)      (10,690.69)
  1999093 ALLEN O KEISLER         3,186.56              0.00          38,882.02       (14,720.90)
  2010239 DENNIS K SMITH          2,754.05              0.00          26,674.30       (14,630.46)
  2019560 PAM STROPE              2,289.16              0.00          37,298.34       (12,459.57)
  2006575 HOLLIE M PERRIN           534.56              0.00            (534.56)      (10,130.83)
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                                                                           0.00             0.00
                              ------------------------------------------------------------------
                                 41,847.57              0.00         327,772.15      (189,496.87)       (719,169.16)
                              ======================================================================================

** Loan 2006575 is a charge off
                                                                                                               0.00
                                                                                                     ===============

OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORTING MONTH:   May-00

CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL
                                                             Beginning           Beginning
Senior                            Original Certificate      Certificate     Principal Shortfall   Current Principal         Current
Certificates                            Balance               Balance            Carry-Over            Due            Principal Paid
A-1                                  226,687,000.00      198,809,655.17            0.00             1,394,810.08        1,394,810.08



                                    ------------------------------------------------------------------------------------------------
Total Certificate Principal Bal.    226,687,000.00       198,809,655.17            0.00             1,394,810.08        1,394,810.08
                                    ================================================================================================



                                                         Accelerated
                                   Ending Principal       Principal              Ending                             Principal Paid
Senior                             Shortfall Carry-     Distribution          Certificate                             Per $1,000
Certificates                            Over               Amount               Balance             Pool Factor      Denomination
A-1                                     0.00             28,713.78           197,386,131.31          87.07431%         6.27969




                                  ----------------------------------------------------------
Total Certificate Principal Bal.        0.00             28,713.78           197,386,131.31
                                  ==========================================================

                                                                           Beginning             Beginning
Subordinate                                     Original Certificate      Certificate       Principal Shortfall   Current Principal
Certificates                                          Balance               Balance              Carry-Over               Due
M-1                                                 22,669,000.00        22,669,000.00               0.00                 0.00
M-1 Outstanding Writedown                                                         0.00

M-2                                                 13,601,000.00        13,601,000.00               0.00                 0.00
M-2 Outstanding Writedown                                                         0.00

B-1                                                 16,624,000.00        16,624,000.00               0.00                 0.00
B-1 Outstanding Writedown                                                         0.00

B-2                                                 16,624,000.00        16,624,000.00               0.00                 0.00
B-2 Outstanding Writedown                                                         0.00

Excess Asset Principal Balance                       6,045,407.75         7,614,886.34
                                               -------------------------------------------------------------------------------------

Total Excluding Writedown Balances                  75,563,407.75        77,132,886.34               0.00                 0.00
                                               =====================================================================================

All Certificates Excluding Writedown Balances      302,250,407.75       275,942,541.51               0.00         1,394,810.08
                                               =====================================================================================


                                                                                                                  Accelerated
                                                                       Ending Principal           Current           Principal
Subordinate                                             Current          Shortfall Carry-        Writedown/       Distribution
Certificates                                         Principal Paid            Over              (Writeup)           Amount
M-1                                                       0.00                 0.00                 0.00
M-1 Outstanding Writedown                                                                           0.00

M-2                                                       0.00                 0.00                 0.00
M-2 Outstanding Writedown                                                                           0.00

B-1                                                       0.00                 0.00                 0.00
B-1 Outstanding Writedown                                                                           0.00

B-2                                                       0.00                 0.00                 0.00
B-2 Outstanding Writedown                                                                           0.00

Excess Asset Principal Balance                                                                                      (28,713.78)
                                               -------------------------------------------------------------------------------------

Total Excluding Writedown Balances                        0.00                 0.00                 0.00            (28,713.78)
                                               =====================================================================================

All Certificates Excluding Writedown Balances     1,394,810.08                 0.00                 0.00                  0.00
                                               =====================================================================================


                                                      Ending                           Principal Paid
Subordinate                                         Certificate                           Per $1,000
Certificates                                          Balance         Pool Factor       Denomination
M-1                                               22,669,000.00        100.00000%           0.00000
M-1 Outstanding Writedown                                  0.00

M-2                                               13,601,000.00        100.00000%           0.00000
M-2 Outstanding Writedown                                  0.00

B-1                                               16,624,000.00        100.00000%           0.00000
B-1 Outstanding Writedown                                  0.00

B-2                                               16,624,000.00        100.00000%           0.00000
B-2 Outstanding Writedown                                  0.00

Excess Asset Principal Balance                     7,643,600.12
                                               -----------------

Total Excluding Writedown Balances                77,161,600.12
                                               =================

All Certificates Excluding Writedown Balances    274,547,731.43
                                               =================

OAKWOOD MORTGAGE INVESTORS, INC. 1999-D
OAKWOOD ACCEPTANCE CORP. -  SERVICER
REMITTANCE REPORT
REPORT MONTH:  May-00

CERTIFICATE INTEREST ANALYSIS

                                                                     Current                              Interest
                   Pass    Beginning Carry-                         Carry-Over                   Ending   Paid Per
      Senior      Through    Over Priority   Current Priority   Priority Interest              Carry-Over  $1,000     Total Class
   Certificates    Rate    Interest Balance  Interest Accrual        Accrual         Paid       Balance     Denom.    Distribution

A-1               7.8400%        0.00         1,298,889.75           0.00         1,298,889.75    0.00     5.72988    2,722,413.61




                           --------------------------------------------------------------------------------          -------------
Total                             0.00        1,298,889.75           0.00         1,298,889.75    0.00                2,722,413.61
                           ================================================================================          =============


                                                                               Current                              Ending
                        Pass       Beginning Carry-                           Carry-Over      Priority            Carry-Over
   Subordinate         Through       Over Priority     Current Priority   Priority Interest   Interest        Priority Interest
   Certificates         Rate       Interest Balance    Interest Accured        Accured          Paid               Balance
M-1                     8.0000%              0.00         151,126.67            0.00          151,126.67               0.00


M-2                     9.1900%              0.00          96,680.44            0.00           96,680.44               0.00


B-1                     7.0000%              0.00          96,973.33            0.00           96,973.33               0.00


B-2                     6.0000%              0.00          83,120.00            0.00           83,120.00               0.00


X                                    2,090,620.28         226,741.25            0.00                0.00       2,317,361.53

R                                            0.00               0.00            0.00                0.00               0.00

Service Fee             1.0000%          8,530.60         229,952.12            0.00          238,482.72               0.00
                   -----------------------------------------------------------------------------------------------------------------

Total                                2,099,150.88         884,593.81            0.00          666,383.16       2,317,361.53
                   =================================================================================================================

All Certificates                     2,099,150.88       2,183,483.56            0.00        1,965,272.91       2,317,361.53
                   =================================================================================================================


                      Beg.         Current     Current                       Ending          Beg.         Current        Current
                   Carry-Over     Shortfall   Carry-Over    Shortfall      Carry-Over     Carry-Over     Writedown      Carry-Over
   Subordinate      Shortfall     Interest    Shortfall     Interest        Shortfall      Writedown     Interest       Writedown
   Certificates   Int. Balance     Accrued   Int. Accrued     Paid        Int. Balance   Int. Balance     Accrued      Int. Accrued
M-1                                                                                          0.00           0.00           0.00


M-2                    0.00       7,480.55      0.00        7,480.55          0.00           0.00           0.00           0.00


B-1                                                                                          0.00           0.00           0.00


B-2                                                                                          0.00           0.00           0.00


X

R

Service Fee
                  ------------------------------------------------------------------------------------------------------------------

Total                  0.00       7,480.55      0.00        7,480.55          0.00           0.00           0.00           0.00
                  ==================================================================================================================

All Certificates       0.00       7,480.55      0.00        7,480.55          0.00           0.00           0.00           0.00
                  ==================================================================================================================

                                         Ending       Interest
                                       Carry-Over     Paid Per           Total
   Subordinate         Writedown       Writedown       $1,000            Class
   Certificates      Interest Paid    Int.Balance      Denom.        Distribution
M-1                       0.00           0.00         6.66667        151,126.67


M-2                       0.00           0.00         7.10833        104,160.99


B-1                       0.00           0.00         5.83333         96,973.33


B-2                       0.00           0.00         5.00000         83,120.00


X                                                                          0.00

R                                                                          0.00

Service Fee                                                          238,482.72
                   ---------------------------              --------------------

Total                     0.00           0.00                        673,863.71
                   ===========================              ====================

All Certificates          0.00           0.00                      3,396,277.32
                   ===========================              ====================


                   Cumulative X Interest Shortfall                 2,317,361.53
                   Cumulative Accelerated Prin. Disb.             (1,598,192.37)
                   Cumulative Unpaid Service Fee                           0.00
                                                            --------------------

                                                            --------------------
                                                                     719,169.16
                                                            ====================